As filed with the Securities and Exchange Commission on August 28, 1995.

                                               Registration No. 33-_______




                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                              _______________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                              _______________

                                MATTEL, INC.
                                ------------
           (Exact name of Registrant as specified in its charter)


         Delaware                                                   95-1567322
------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                            Identification No.)




333 Continental Boulevard, El Segundo, California                   90245-5012
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)



                    MATTEL, INC. 1990 STOCK OPTION PLAN
                    -----------------------------------
                         (Full title of the plan)


                             Ned Mansour, Esq.
                         Executive Vice President,
                       General Counsel and Secretary

                               MATTEL, INC.
                         333 Continental Boulevard
                     El Segundo, California 90245-5012
                  ---------------------------------------
                  (Name and Address of agent for service)


                              (310) 252-3607
       -------------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                              _______________


                      CALCULATION OF REGISTRATION FEE


                                    Proposed      Proposed
                                     Maximum       Maximum
  Title of            Amount        Offering      Aggregate      Amount of
Securities to         to be         Price per     Offering      Registration
be Registered       Registered (1)   Share (2)     Price (2)         Fee
----------------------------------------------------------------------------
Common Stock        3,000,000
($1.00 Par Value)   shares          $28.750       $86,250,000   $29,741.38
-----------------------------------------------------------------------------

(1) 2,000,000 previously registered pursuant to Registration Statement 33-34920 and 5,500,000 previously registered pursuant to Registration Statement 33-57082. Shares of the Company's Common Stock are accompanied by the Company's Preference Share Purchase Rights (the "Rights") which, until the occurrence of any of certain prescribed events, are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with the Company's Common Stock. Upon the occurrence of such prescribed events, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions. There are also registered an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the Plan in the event of any change in the outstanding shares of Common Stock of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1993, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 24, 1995.

-----------------------------------------------------------------------------

                             PART II
                             -------

Item 3.   Incorporation of Documents by Reference.
--------------------------------------------------

      The Registrant hereby incorporates by reference into this registration statement the Registrant's effective registration statements on Form S-8 (File Nos. 33-34920 and 33-57082) filed under the Securities Act of 1933, as amended.


Item 8.   Exhibits.
-------------------

   4.1    Restated Certificate of Incorporation of the Company
          (incorporated by reference to Exhibit 3.0 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)

   4.2 By-laws of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992)

   4.3 Mattel, Inc. 1990 Stock Option Plan (incorporated by reference to Exhibit A to the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated March 15, 1990)

   4.4 Amendment No. 1 to the Mattel, Inc. 1990 Stock Option Plan (incorporated by reference to the information under the heading "Amendment to Mattel 1990 Stock Option Plan" on page F-1 of the Joint Proxy Statement/Prospectus of the Company and Fisher-Price included in the Company's Registration Statement on Form S-4, Registration Statement No. 33-50749)

   4.5 Amendment No. 2 to the Mattel, Inc. 1990 Stock Option Plan (incorporated by reference to Exhibit A to the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated March 22, 1995)

   5.1*   Opinion of Ned Mansour, General Counsel of the Company, re:
          legality

  23.1*   Consent of Price Waterhouse LLP

  23.2*   Consent of Coopers & Lybrand L.L.P.

  23.3*   Consent of Ned Mansour (contained in Exhibit 5.1)

  24.1*   Power of Attorney

-----------------
* Filed herewith.

                               SIGNATURES
                               ----------


            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on August 28, 1995.


                           MATTEL, INC.

                           By:    /s/ Ned Mansour
                                  -----------------------------
                           Title: Executive Vice President,
                                  General Counsel and Secretary



                           POWER OF ATTORNEY
                           -----------------


          We, the undersigned directors and officers of Mattel, Inc., do hereby severally constitute and appoint John W. Amerman, John L. Vogelstein, Ned Mansour and Leland P. Smith, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8, including specifically but not without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents or any one of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                    Title                          Date
---------                    -----                          ----

/s/ John W. Amerman          Chairman of the Board          August 28, 1995
-------------------          and Chief Executive Officer
JOHN W. AMERMAN

/s/ Francesca Luzuriaga      Executive Vice President,      August 28, 1995
-----------------------      Finance
FRANCESCA LUZURIAGA          (Principal Financial Officer)

/s/ Jill E. Barad            Director, President and        August 28, 1995
-----------------            Chief Operating Officer
JILL E. BARAD

/s/ Harold Brown             Director                       August 28, 1995
----------------
HAROLD BROWN

/s/ James A. Eskridge        Director and Group President,  August 28, 1995
---------------------        U.S. Mattel and Fisher-Price
JAMES A. ESKRIDGE

/s/ Tully M. Friedman        Director                       August 28, 1995
---------------------
TULLY M. FRIEDMAN

/s/ Ronald M. Loeb           Director                       August 28, 1995
------------------
RONALD M. LOEB

/s/ Edward H. Malone         Director                       August 28, 1995
--------------------
EDWARD H. MALONE

/s/ Edward N. Ney            Director                       August 28, 1995
-----------------
EDWARD N. NEY

/s/ William D. Rollnick      Director                       August 28, 1995
-----------------------
WILLIAM D. ROLLNICK

                             Director                       August 28, 1995
----------------------
JOHN L. VOGELSTEIN

/s/ Lindsey F. Williams      Director and President,        August 28, 1995
-----------------------      Mattel International
LINDSEY F. WILLIAMS